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                                                                    Exhibit 10.6

                         Portal Manufacturing Agreement

                                 By and between

                            Diametrics Medical, Inc.
                                2658 Patton Road
                             St. Paul, MN 55113, USA

                    (hereinafter referred to as "Diametrics")

                                       and

                             PHILIPS Medical Systems

                     (hereinafter referred to as "Philips")


         on the supply of Portal cartridge reader M3561A (M3561-60001);
                        exchange repair unit M3561-68000
        plus accessories edge connector cleaning kit M3672A (DMI 450000);
            temp card M3565A (DMI 467900); edge connector M3561-66403
     (DMI 516300); and DeviceSet with DeviceCom on a CD M3564A (DMI464218)

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                         Portal Manufacturing Agreement

     THIS PORTAL MANUFACTURING AGREEMENT (the "Manufacturing Agreement"), made as of this 10th day of April, 2003 (the "Effective Date"), by and among Diametrics Medical Incorporated, a Minnesota corporation having its principal place of business at 2658 Patton Road, St. Paul, Minnesota 55113 ("Diametrics") and Philips Medical Systems North America Company, a division of Philips Electronics North America Corporation, a Delaware corporation with offices at 3000 Minuteman Road, Andover, Massachusetts ("Philips"). Diametrics and Philips shall each be a "Party."

                                    RECITALS

     A. Philips and Diametrics previously entered into a distribution agreement dated June 6, 1999 (the "Distribution Agreement") the term of which expired on October 31, 2002, and the parties are entering into an amendment to the Distribution Agreement, dated as of the date of this Manufacturing Agreement (the "Amendment") in order to clarify some of the surviving rights and obligations under the Distribution Agreement. All capitalized terms shall have the meanings set forth in this Manufacturing Agreement.

     B. Whereas as governed by the Distribution Agreement, Philips and Diametrics have jointly developed the M3650A Blood Analysis Portal System consisting of the M3561A Portal Reader and the M3562A Interface Module.

     C. Under the terms of the Distribution Agreement, Philips has surviving rights to distribute the Portal Measurement Module as a part of the Portal Product in a specific field of use until October 31, 2004, and Diametrics will manufacture the Portal Measurement Products in accordance with the Amendment and this Manufacturing Agreement and provide Portal Measurement Products to Philips to allow for the completing of the postponement step by Philips of the Portal Products.

     C. The Parties desire to enter into this Manufacturing Agreement for the purposes of Diametrics' manufacture of the Portal Measurement Products solely for Philips on the terms of this Manufacturing Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and subject to the terms and conditions set forth herein below, Philips and Diametrics agree as follows:

1.   Definitions

     1.1 DeviceSet/DeviceCom Software. Means DeviceSet software with DeviceCom software on a CD M3564A (DMI 464218), as more particularly described in the Specifications.

     1.2 Portal Measurement Accessories. Means the following (a) accessories edge connector cleaning kit M3672A (DMI 450000); (b) temp card M3565A (DMI 467900); (c) edge connector M3561-66403 (DMI 516300), and (d)
           M3561-40003

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           edge connector cover (DMI 466400), as more particularly described in the Specifications.

     1.3 Portal Measurement Module. Means the Portal cartridge reader M3561A (M3561-60001), as more particularly described in the Specifications.

     1.4 Portal Measurement Products. Means the Portal Measurement Module, the exchange repair unit M3561-68000, Portal Measurement Accessories and DeviceSet/DeviceCom Software, collectively.

     1.5 Portal Products. Has the meaning set forth in Section 1.14 of the Amendment.

     1.6   Required Quality Data. Means the data and information described on
           Schedule 1.

     1.7   Specifications. Means the specifications set forth in Schedule 2.

     1.8   Term. Means the period from the Effective Date through October 31,
           2004.

     1.9 Schedule References. All Schedule references shall mean the Schedules to this Amendment.

2.   Effect of Agreement

     2.1 Portal Manufacturing Agreement. This Manufacturing Agreement stipulates the additional terms and conditions for the supply of Portal Measurement Products to Philips by Diametrics, including any Portal Measurement Products supplied by Diametrics prior to or during the Term hereof. The Portal Measurement Products will be manufactured and supported by Diametrics as provided herein and the Amendment.

     2.2 Supplementary Agreement. The Parties are executing this Manufacturing Agreement as a supplement to the Amendment in order to provide for certain additional terms and conditions relating to the manufacture of the Portal Measurement Products. This Manufacturing Agreement does not supercede the Amendment, and the terms of the Amendment shall apply to the Portal Measurement Products, except as expressly set forth herein.

3. Examination and delivery of the Diametrics production units prior to shipment to Philips.

     3.1 Supplier Evaluation. Diametrics shall manufacture the Portal Measurement Products with material purchased directly by Diametrics. A list of suppliers and contacts have been provided by Philips to Diametrics. Philips agrees to provide initially the "Supplier Evaluation". Diametrics' and Philips' engineering contacts (listed on Schedule 5) will jointly agree as to which supplied components of the Portal Measurement Module are required to be periodically audited by the Diametrics quality personnel.

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     3.2   Certificate of Compliance. Each serialized Portal Measurement Module will be provided with a completed Diametrics "Certificate of Compliance" certifying that said product was inspected and tested per controlled manufacturing procedures.

     3.3 Production Units. Diametrics shall produce units of Portal Measurement Modules and other Portal Measurement Products in accordance with the terms and provisions hereof. The scope of delivery and supply shall be as set forth in this Manufacturing Agreement and the Amendment.

     3.4 Audit by Philips. Philips may periodically audit via a functional test a sample of the delivered Portal Measurement Module. Should Philips detect deviations from the Specifications or defects during the course of the functional check of the full production Portal Measurement Modules, Philips shall inform Diametrics thereof forthwith in writing via an SAR ( Supplier Action Request) per the Supplier Action Request Process Q2920-00224. In this event, Diametrics shall provide Philips with repaired or newly manufactured units of Portal Measurement Modules which are free of the defect(s) in question and shall provide a written corrective action plan within a reasonable period of time to be defined and agreed to by the Parties. Diametrics shall ensure that defects are remedied and rectified by certified employees. Subject to mutual agreement between the Parties, such rectification of defects may be carried out by Philips.

     3.5 Functional Checks after Delivery. Following delivery of the repaired / newly manufactured units, Philips shall conduct another functional check in accordance with Section 3.4 above. If deviations from the Specifications or defects are still detected in the repaired/newly manufactured Portal Measurement Modules and these are not remedied and rectified within mutually agreed upon date negotiated within the SAR process, subject to mutual agreement of the Parties, such rectification of defects may be carried out by Philips or a third party named by Diametrics and agreed by Philips prior to the implementation at Diametrics expense.

     3.6 Ship to Stock. The quality of the Portal Measurement Modules will allow ship-to-stock, without need of incoming inspection/test. Philips may periodically audit via a functional test a sample of the delivered Portal Measurement Module with a goal of acceptable failure rate of 1 per 100 units.

4.   Scope of Delivery.

     4.1 Forecasting and Ordering. Philips shall issue to Diametrics a monthly written, rolling, non-binding six (6) month forecast of its purchase of Portal Measurement Products. Such forecasts shall be updated monthly. Philips shall issue binding written purchase orders for Portal Measurement Products at least sixty (60) days prior to the proposed shipping date for such items. All purchase orders in excess of Philips' forecast shall be subject to written acceptance by Diametrics. Diametrics will use reasonable efforts to supply such items in a timely fashion,

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           subject to Diametrics' reasonable production capabilities and provided that such purchase orders are consistent with Philips' forecasts.

     4.2 Fluctuations in Orders. The parties shall address purchasing of components and materials as provided in Section 4.1(c) of the Amendment. In addition, Diametrics will diligently monitor its supply chain and its production processes and will promptly inform Philips of any anticipated interruption or inability to supply Portal Measurement Products to Philips to meet its forecasts or its firm, binding purchase orders, in order to permit Philips to assess the manufacturing situation, to inform its sales and planning personnel to attempt to adjust for such shortfall, and to advise and assist Diametrics, at Diametrics' expense in its efforts to minimize or avert such interruption in or inability to supply Portal Measurement Products.

5.   Delivery.

     5.1 Purchase Orders for Portal Measurement Products. Philips shall be entitled to use its then current standard purchase order for its purchases hereunder. In the event of a conflict between the terms of any such purchase order and the terms of this Manufacturing Agreement, the terms of this Manufacturing Agreement shall take precedence. Additional terms included in the purchase order that are not terms of this Manufacturing Agreement will be subject to prior mutual written agreement.

     5.2 Terms for Delivery. All deliveries of Portal Measurement Products and Consumables shall be made by Diametrics F.O.B. Diametrics U.S. or European facility. Title and risk of loss shall pass to Philips at the time of tender at Diametrics' facility to the carrier designated by Philips. Upon delivery to Philips' designated carrier, Philips will assume title and risk of loss, and will be responsible for transportation, and, if applicable, export of such products from the country of manufacture and shall be entitled to any duty drawback for which the products qualify. Diametrics shall provide Philips, upon Philips' reasonable request and at Philips' expense, reasonable substantiation and assistance with respect to such duty drawbacks. The pricing for products excludes, and Philips shall pay, all shipping, handling and insurance costs for and other costs of transporting such products after delivery to the F.O.B. point.

     5.3 Diametrics Supply Obligation. Diametrics shall manufacture the Portal Measurement Products in accordance with the applicable specifications and in accordance with the FDA, EU and all applicable regulations.

6.   Prices.

     6.1 Prices. Portal Measurement Products shall be supplied at the prices set forth in Schedule 4. All prices are F.O.B. Diametrics manufacturing facility.

     6.2 Price Changes. Prices may be changed upon ninety (90) days written notice by Diametrics. Any changes will not impact orders received prior to the date of such change.

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     6.3   Terms of Payment. All payments for Portal Measurement Products shall be due and payable within thirty-five (35) days of the date of the applicable invoice. Philips shall make all payments in immediately available funds to the location and in the manner reasonably designated by Diametrics from time to time. A late fee shall be paid by Philips on any amount not received by Diametrics when due at a rate of 1.5% per month on all unpaid amounts, or the maximum rate permitted by law, whichever is less. As between the Parties, Philips shall be responsible for all taxes relating to the Portal Measurement Products so purchased (except for taxes on Diametrics' net income).

7.   Invoice Address.

     All of Diametrics' invoices are the addressed to:

               Philips Medizin Systeme Boeblingen Gmbh
               Financial Service Center
               Postfach 1471
               71034  Boeblingen/ Germany

8. Contact Persons. Diametrics and Philips shall each designate a Contact Person who will meet (by phone or in person) as required to discuss and monitor any manufacturing and manufacturing capacity issues for the Portal Measurement Products. Both Parties shall appoint additional contact persons in Schedule 5 to facilitate communication regarding specific aspects of the manufacture and supply of the Portal Measurement Products hereunder.

9.   Term and Termination of this Manufacturing Agreement.

     9.1 Term. This Manufacturing Agreement shall become effective on the Effective Date and shall terminate on October 31, 2004, unless terminated as provided herein.

     9.2 Termination for Material Breach. Either party may terminate this Manufacturing Agreement if the other party materially breaches this Manufacturing Agreement and fails to remedy such breach within ninety
           (90) days written notice from the non-breaching party. Material breaches shall include failure by Diametrics to meet the agreed quality standards for the Portal Measurement Products as set forth in
           Schedule 2.

     9.3 Effect of Termination. No termination or expiration of this Manufacturing Agreement shall affect or discharge any obligations, rights, disclaimers, conditions or limitations of either Party which arose prior to the effective date of such termination. In addition, Articles 15 (Confidentiality) and 21 (Miscellaneous) and any Sections necessary to give effect to this Article 9 shall survive any termination or expiration of this Manufacturing Agreement.

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10.  Technical Alteration. Diametrics agrees and undertakes to effect technical alterations (i.e., any required technical changes due to third party supplier changes, such as part obsolescence, revision changes and the like) to the Portal Measurement Modules only after written consent of Philips.

11. Product Change Notification. No process changes, design changes, geographical relocation of manufacturing processes, or process step discontinuances affecting the electrical performance (whether specified or not), the mechanical form or fit, the environmental compatibility or material chemical characteristics, or the life reliability of Portal Measurement Products, but excluding any changes that do not affect the fit, form or function of the Portal Measurement Products (hereinafter collectively called "Changes") shall be made or incorporated in Portal Measurement Products without following the change notification process established herein. Diametrics shall give Philips written notice of any proposed change via the established Philips/Diametrics change order process and provide evaluation samples and other appropriate information as specified by Philips. For planned/scheduled changes that require re-qualification by Philips, Diametrics notice must be received by Philips at least three (3) months prior to the first proposed shipment of any such Products. For changes not requiring re-qualification by Philips, Diametrics notice must be received by Philips at least one (1) month prior to the first proposed shipment unless mutually agreed by the Parties. The Supplier Change Notification Agreement process Q2920-00094 will be followed. All product changes will be reflected in the 10 digit serial number by an appropriate change of the year (digit 3) and/or week of the change (digit 4-5) as appropriate.

12. Replacement Requirements/Exchange Products. Diametrics guarantees to Philips that replacement and or exchange Portal Measurement Modules will be supplied for a further seven (7) years following delivery of the last series/batch. After expiration of this seven (7) year period, Diametrics shall make available replacements (backward compatible or equivalent) in accordance with the respective technical possibilities or give Philips the possibility of placing a final order of a reasonable quantity, thus guaranteeing Philips a supply up until the end of the service period. The prices, terms and conditions as well as the technical feasibility of these two cases will form the subject of a separate agreement at the time of delivery of the last series/batch.

13.  Repaired / Exchanged Products.

     Diametrics will provide a test and repair service for Portal Measurement Modules returned from the customers (internal or external) as faulty whether still in warranty or out of warranty. Philips will provide Diametrics' field failure information. Philips will pay Diametrics the exchange repair cost per Schedule 4. Diametrics shall perform root cause analysis (sub-assembly level) on any failed unit in order to determine failure mode. Diametrics will provide a pareto trend analysis of failure data for all failed units to Philips on a monthly basis.

14.  Documentation

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     14.1  Rights of Access. Philips shall have the right to access and use
           Diametrics' manufacturing documentation for the Portal Measurement Products to comply with regulatory requirements.

     14.2 Record Retention. Diametrics shall retain records of any safety, quality and reliability related data relating to the Portal Measurement Products as well as any data necessary for "Current Good Manufacturing Practices" (CGMP, as required by FDA), the "In Vitro Diagnostics Directive" (the IVDD, as required by the European Union) and the "Medical Device Directive" (MDD, as required by the European Union), to the extent provided under Schedule 1, Required Quality Data.

     14.3 Access to Filings. Diametrics assures the access of DHR (Device History Record), DHT (Device History Traveler), and DMR (Device Master Record) in support of Philip's timely answering of Portal Measurement Product questions from the FDA. Diametrics shall cooperate with Philips in connection with its regulatory obligations to provide to Philips, on a timely basis, the necessary reports relating to complaints and product performance issues regarding the Portal Measurement Products. Upon reasonable request, Diametrics shall promptly make such reports (on behalf of Philips) directly to the appropriate regulatory authorities.

15.  Confidentiality.

     15.1 Non-Use and Non-Disclosure. Each Party acknowledges and agrees that all the other Party's Confidential Information is confidential to the disclosing Party. Each Party shall take the same reasonable measures as it uses to protect its own confidential information from the unauthorized disclosure or misuse to protect the other Party's Confidential Information from unauthorized disclosure or misuse, including without limitation, any disclosure by its employees, agents, contractors, permitted sublicensees, or consultants of the other Party's Confidential Information. As used herein, the term reasonable measures shall mean at least those measures a Party applies to the protection of its own Confidential Information and the term misuse shall mean use for any purpose other than as permitted or required hereunder.

     15.2 Marking. To be entitled to protection as Confidential Information, all Diametrics or Philips documents containing that Party's Confidential Information shall be appropriately and clearly marked as "Proprietary," "Secret," "Confidential," or other words to similar effect. If a disclosure of Confidential Information is made orally, as in a meeting, the disclosing Party shall indicate the nature of that information at the time of its disclosure and shall confirm such designation in writing within ten (10) days of the date of such disclosure to the receiving Party.

     15.3 Exclusions. Information shall not be considered Confidential Information hereunder if it:

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           (a)  was already in the possession of the receiving Party prior to its receipt from the disclosing Party;

           (b) is, or becomes, part of the public knowledge or literature through no fault, act or omission of the receiving Party, provided, Confidential Information shall not be deemed to have entered the public domain by reason of its having been filed with any regulatory authority; provided the disclosing Party has taken advantage of any procedures available to protect confidentiality, including FOIA marking and protective orders;

           (c) is, or becomes, available to the receiving Party from a source other than the disclosing Party, which source has rightfully obtained the same information and has no obligation of confidentiality to the disclosing Party with respect to it;

           (d) is made available on an unrestricted basis by the disclosing Party to a third party unaffiliated with the disclosing Party; or

           (e) is required to be revealed pursuant to law or requirements of any securities exchange on which a Party's shares are listed and traded, provided, however, the receiving Party which is under any such requirement of law shall give reasonable notice to the disclosing Party of such requirement and shall cooperate with the disclosing Party, at the disclosing Party's expense in reasonable legal efforts to limit or mitigate any such revelation so as to preserve the proprietary nature of any Confidential Information contained therein.

     15.4 Duration; Surviving Obligation. This Article 15 shall be deemed to cover and include any non-public information disclosed by a Party to the other during the course of their negotiations of this Manufacturing Agreement, whether or not marked or indicated as provided in Section 15.2. Each Party's obligations of non-use and non-disclosure of the other Party's Confidential Information shall apply during the term of this Manufacturing Agreement and shall also survive for a period of three (3) years after its termination for any reason.

     15.5 Confidentiality of this Agreement. The terms of this Manufacturing Agreement itself and the Schedules hereto shall be deemed to be Confidential Information hereunder. In the event that a Party is required to disclose the content of this Manufacturing Agreement pursuant SEC requirements or requirements of any securities exchange on which a Party's share are listed and traded, such Party shall use its reasonable efforts to obtain confidential treatment of at least the terms of Schedules 1, 2, 4, 6 and 7.

16.  Warranty.

     16.1 Warranty Terms. Diametrics warrants to Philips that the Portal Measurement Products at the time of their delivery by Diametrics to Philips (a) shall meet the Specifications as set forth on Schedule 2;
           (b) shall have been manufactured in

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           accordance with all laws and regulations applicable to their manufacture in those jurisdictions in which Philips is distributing the Portal Measurement Products (provided that Philips gives Diametrics at least ninety (90) days written notice of any jurisdictions in addition to those in effect as of the Effective Date of this Amendment); (c) shall be new or newly manufactured; and (d) shall be of good and merchantable title, free of liens and encumbrances. Diametrics shall, promptly, at Diametrics' sole option, replace, repair or make a purchase price (in the amount paid by Philips to Diametrics) refund for any of such Portal Measurement Products proved to be non-conforming, provided that written notice and reasonable documented evidence of each warranty claim and the fact that the failure occurred during the warranty period is received by Diametrics within thirty (30) days after the expiration thereof. Diametrics shall have the sole right to verify such non-conformance. Such replacement, repair or refund shall be Philips' sole remedy hereunder. Unless otherwise agreed by the Parties, the warranty period under this Section 16.1 for (1) the Portal Measurement Modules shall be eighteen (18) months from the date of shipment to Philips;
           (2) any DeviceSet/DeviceCom Software shall be forty-five (45) days from the date of delivery of such software to Philips' customer; and
           (3) any Portal Measurement Accessory shall be ninety (90) days from the date of shipment to Philips. If requested by Diametrics, Philips shall return the non-conforming Portal Measurement Products to Diametrics at the time of submission of the warranty claim therefore. Philips agrees to provide Diametrics sufficient notice of additional countries in which it intends to distribute the Portal Measurement Products to permit Diametrics to meet its obligations under subsection (b) of this Section 16.1.

     16.2 Exclusions. This warranty does not apply to Portal Measurement Modules or Portal Measurement Accessories that have been repaired, modified or tampered with by anyone other than Diametrics qualified technical personnel, nor to Portal Measurement Modules or Portal Measurement Accessories that have been exposed (by customer negligence) to adverse conditions through improper installation, application or maintenance.

     16.3 NFF Procedures. Any Portal Measurement Modules returned to Diametrics with no fault found (NFF) shall undergo twenty four (24) hour "burn-in" (i.e. 4 cycles of Treadmill test) upon no fault determination. Following completion of burn-in, the Portal Measurement Modules shall be subjected to a full functional test. Provided no fault is found, the Portal Measurement Modules shall be labeled (i.e. DHR annotated) prior to return to Philips in order to identify the Portal Measurement Modules, should they every be returned again. If the same Portal Measurement Modules should be returned to Diametrics' facility for a second time, and NFF, the Portal Measurement Modules shall be analyzed and replaced. For Portal Measurement Module's second NFF, the pc boards will be replaced and product fully tested before returned to Philips. If same Portal Measurement Module is returned a third time and NFF, the entire Portal Measurement Module will be removed from use and replaced at Diametrics' expense. The foregoing obligations apply only if the Portal Measurement Module is under warranty.

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     16.4  Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 16
           OF THIS AGREEMENT, DIAMETRICS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     16.5 Customer Warranties. Philips shall be entitled to warrant the Portal Measurement Products to its customers on terms it deems appropriate; provided that Philips shall bear any expenses it may incur with respect to such warranties, to the extent that such warranties exceed the scope or term of the express warranties made by Diametrics hereunder.

     16.6 Customer Complaints, Warranty and Out-of Warranty Repair. Philips will be responsible for handling customer complaints regarding the Portal Measurement Products. Diametrics will provide reasonable assistance to Philips in resolving such customer complaints. Diametrics will accept the return of any Portal Measurement Products that do not conform to the warranties set forth in Section 16.1, and will repair or replace any such defective Portal Measurement Product (or refund Philips' purchase price) as provided in Section 16.1. Philips agrees to maintain an inventory of Portal Measurement Products to meet its on-going repair obligations; provided that Diametrics agrees to maintain a reasonable inventory of Portal Measurement Products to support significant Product warranty issues. As between Diametrics and Philips, Philips will be responsible for providing its customers with such replacement Portal Measurement Products for use while such defective Products are being repaired or replaced. Diametrics will also provide out-of-warranty repair service on the Portal Measurement Modules, on the terms set forth on Schedule 4 for a period of not less than seven (7) years after last production run of the Portal Measurement Module (or such longer period as may be required by local laws).

     16.7 Return Procedures. Reasonable attempts by Philips 1st Level Application Support (Response Centers) to determine failure mode(s) of the Portal Measurement Products is assumed. This information will be transferred to Diametrics prior to any Portal Measurement Products being returned from the field. This will provide initial information to assist in the investigation of the failed Portal Measurement Product. Upon receipt of a failed Portal Measurement Module, the unit will go through the standard repair process, which includes the known repair (if applicable) and then 1 cycle of Treadmill testing (roughly equivalent to 6 hour "burn-in"), and the subsequent quality tests. If the failure mechanism cannot be identified the unit will undergo the quality (diagnostic) tests, the repair pursued and then a full retest of the Portal Measurement Module (including Treadmill and the quality tests). If the fault cannot be re-created internally, and it passes all testing requirements the unit will be sent back out as acceptable (and documented as no fault found ("NFF") on the DHR). Diametrics will follow the Supplier Corrective Action Report ("SCAR") process or Distributor Action Request ("DAR") process to notify Philips if there is are multiple failures of any one component of any of the Philips engineered

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           components. Diametrics, likewise will also pursue a Corrective Action
           Report ("CAR") if there are multiple failures of any one component of any Diametrics engineered components. Philips will be notified at the time of the CAR initiation.

     16.8 Repair Period. Diametrics agrees to use commercially reasonable efforts to repair or replace the non-conforming Portal Measurement Products and return conforming Portal Measurement Products to Philips within four (4) weeks of receipt of Diametrics. Failed units returned from the field that are out-of-warranty will be repaired within 10 working days for customer units and within 30 days for Service Logistics International ("SLI") exchange units.

17. Quality Performance. If the failure rate of the Portal Measurement Module exceeds specified limits, (e.g. as per Section 3.5) and/or the Philips field failure rate is higher than the expectation (i.e. for Portal Measurement Module less than 4% the first year with a decrease to 1% the second year), Diametrics commits to initiate an SCAR, DAR or CAR driven corrective action project for quality / reliability improvements on Portal Measurement Modules (material, processes, subassemblies) effective per the SCAR or CAR.

     The goal for the Portal Measurement Module is not to exceed an annual failure rate (AFR) of 4% the first year with a decrease to 1% the second year for the Portal Measurement Module within a one year rolling period starting when the contract becomes effective:

           AFR =  # units failed/ #units shipped by Philips (annualized)

     Diametrics and Philips will do a monthly failure clearance on a common basis before entering the numbers into the calculation.

18.  Product Recall.

     18.1 If either Party believes that a recall of any Portal Measurement Product manufactured under this Manufacturing Agreement is desirable or required by law, it shall promptly notify the other Party. The Parties shall then discuss reasonably and in good faith whether such recall is appropriate or required and the manner in which any mutually agreed recall shall be handled. This Section 18 shall not limit the obligations of either Party under law with respect to recall of Portal Measurement Products required by law or properly mandated by governmental authority. Voluntary recalls shall be conducted by mutual agreement (with such agreement not to be unreasonably withheld) provided that if mutual agreement is not reached, either Party may individually conduct the voluntary recall in question in a manner consistent with its own regulatory guidelines and criteria. The "Recalling Party" shall bear all costs and expenses of any voluntary recall of any Portal Measurement Products and shall reimburse the "Other Party" for the reasonable, out-of-pocket costs incurred by the Other Party as a result of such recall, including the replacement cost of any Portal Measurement Products affected thereby, unless (i) such recall is unjustified and neither requested nor classified as a recall by a governmental agency or delegee or (ii) the cause or basis of such recall is attributable to a condition, fact or action that constitutes (A) a breach by the Other Party of any of its obligations hereunder or (B) negligence or willful misconduct of the Other Party in which case the Other Party will be liable for the costs and expenses of such recall, and shall reimburse the Recalling Party for the reasonable, out-of-pocket costs incurred by Recalling Party as a result of such recall, including the replacement cost of any Product affected thereby. The Parties shall cooperate fully with each other in effecting any recall of the Products pursuant to this Section 18, including communications with any customers or to the public.

     18.2 If any governmental agency having jurisdiction (including without limitation the FDA) shall request or order any corrective action with respect to Portal Measurement Products supplied hereunder, including any Portal Measurement Product recall, customer notice, restriction, corrective action or market action or any Product change, Diametrics shall bear the costs and expenses of such corrective action and shall reimburse Philips for the reasonable, out-of-pocket costs incurred by Philips as a result of such corrective action, including the replacement cost of any Products affected thereby, to the extent that the cause or basis of such corrective action is attributable to a condition, fact or action that constitutes (A) a breach by Diametrics of any of its obligations hereunder or (B) negligence or willful misconduct of Diametrics. Philips shall bear all other costs and expenses of such corrective action, and shall reimburse Diametrics for the reasonable out-of-pocket costs incurred by Diametrics as a result of such action, including the replacement cost of any Portal Measurement Product affected thereby.

19.  Environmental Considerations.

     Diametrics agrees to provide commercially reasonable support to Philips, at Philips' written request and at Philip's expense, as required to meet United States and international environmental laws, regulations and standards applicable to the manufacture of the Portal Measurement Products.

20. Product Discontinuances. Diametrics acknowledges its obligation to manufacture the Portal Measurement Products during the term of this Manufacturing Agreement; however, if the Portal Measurement Products will not be available from Diametrics prior to the conclusion of the term, Diametrics shall give written notice to Philips. Diametrics notice shall be given immediately upon Diametrics knowing about the unavailability, but in any event no less than six (6) months in advance of the last order date of the Products. In any event of termination of this Manufacturing Agreement and subject to Diametrics' manufacturing capacity, and in addition to any other remedies that Philips may have at law or in equity, Philips shall be entitled to determine its lifetime-buy quantities and to purchase such quantities in accordance with this Manufacturing Agreement for purchase and shipment by the end of the Term.

21.  Miscellaneous Provisions

     21.1 Entire Agreement. This Manufacturing Agreement, together with any Schedules or other Attachments hereto and the Amendment, constitutes the entire agreement between the parties in relation to this subject matter and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto and shall take precedence over all terms, conditions and provisions on any purchase order form, or order acknowledgment, or order release purporting to address the same subject matter.

     21.2 Modification. This Manufacturing Agreement shall not be released, discharged, changed or modified in any manner except by a writing signed by the duly authorized officers or agents of each Party hereto, which writing shall make specific reference to this Manufacturing Agreement and shall express the plan or intention to modify same.

     21.3 Severability. If any provision or provisions of this Manufacturing Agreement shall be determined to be unenforceable, then the Parties shall in good faith negotiate for a substitute provision addressing the same subject matter as the unenforceable provision(s) as may then be considered to be enforceable, provided, however, if no substitute provision can be formulated which shall be accepted by the Parties as enforceable, this Manufacturing Agreement shall nonetheless continue in full force and effect with the unenforceable provision(s) stricken here from. In such case the applicable law shall apply with regard to unenforceable and / or void provisions.

     21.4 Governing Law. This Manufacturing Agreement shall be governed by and construed in accordance with the laws of the United States and the State of Delaware, excluding its choice of law rules. The Parties consent to the jurisdiction of the state and federal courts of Delaware.

22. Schedules. Should conflicts occur between this Manufacturing Agreement and any part of the following Schedules, the requirements of this Manufacturing Agreement shall govern. The following Schedules form an integral part of this Manufacturing Agreement:

     Schedule 1:  Required Quality Data
     Schedule 2:  Portal Measurement Products and Specifications
     Schedule 3:  Philips Terms of Delivery
     Schedule 4:  Prices/Quantities
     Schedule 5:  Contact Persons
     Schedule 6:  Cosmetic Defect Guideline
     Schedule 7:  Cosmetic Inspection Guideline

DIAMETRICS MEDICAL, INC.                  PHILIPS MEDICAL SYSTEMS NORTH
                                          AMERICA COMPANY, A DIVISION OF
                                          PHILIPS ELECTRONICS NORTH
                                          AMERICA CORPOPRATION


By:  /s/ David B. Kaysen                  By:  /s/ Jay Mazelsky
   -----------------------------------       -----------------------------------
   David Kaysen, Chairman of the Board       Jay Mazelsky
   and Chief Executive Officer               Vice-President & General
                                             Manager - POCD

                                   Schedule 1

                              Required Quality Data

Diametrics assures 5 years of record retention of all the following quality and reliability related data:

Starting on the Effective Date, Diametrics shall provide the following data to Philips Procurement once every quarter:

1.  Outgoing data (Also known as F2 data) on each Portal Measurement Module:
          100% outgoing inspection means
          N = total (100%) each products tested.

2.  YIELD (overall - from incoming through outgoing -
          Philips expects a yield > 92%, per test station
          @ manufacturing, 1/st/ cycle)

          2.1)  and a pareto analysis of all materials failures,1/st/ cycle.

          2.2)  and a pareto analysis of all process failures, 1/st/ cycle.

3. A pareto analysis of all root cause failures (sub-assembly level) for returned products.

                                   Schedule 2

                  Portal Measurement Products & Specifications

Item            Part Number                Respective             Date of
                Description               Specification        Specification

1.      M3561A Portal Reader              B-M3561-60000-1*     09/12/03
        (M3561-6001)

2.      M3561-68001                       B-M3561-60000-1      09/12/03
        Exchange repair Portal

3.      M3565A temp card                  B-M3561-60000-1      09/12/03
        (DMI 467900)

4.      M3561-66403 edge connector
        (DMI 516300)                      B-M3561-60000-1      09/12/03

5.      M3564A DeviceSet w/DeviceCom
        (DMI 464218)                      B-M3561-60000-1      09/12/03

6.      M3672A edge connector
        Cleaning kit (DMI 450000)         N/A                  N/A

7.      Cosmetic Defect Guideline         see schedule 6

8.      Cosmetic inspection               see schedule 7

* B-M3561-60000-1 is the M3561A Portal Product Specification. Rev. A of such specification applied prior to 9/12/03. To the extent of any conflict between Rev. A or B of the M3561A Portal Product Specification and Diametrics' manufacturing process document MP46000 Rev. X., MP46000 shall apply.

                                   Schedule 3

                                Terms of Delivery

-  Delivery and Packaging Standard of Philips
   HP Dwg. A-5961-3658-1, Rev. D

-  EDI - capabilities for order receiving and acknowledgment

-  Shipping date as specified on Philips-Purchase Order

-  Date of dispatch:  Philips Delivery Date minus 7 days

-  Mode of transport :  Airfreight

- Each shipment must indicate the exact address of the addressee on the outside of the packaging.

-  Products are shipped F.O.B. point of origin.

   For Shipping and Production and Failure Analysis:

        Philips Medizin Systeme Boeblingen Gmbh
        Hewlett Packard Str. 2
        71034 Boeblingen /Germany
        POCD Production Engineer
        Gebaeude 5/ Ebene 3 2 F15

-  The minimum order and ship quantity is 10 pieces.

- Dangerous goods must be packed and labeled in accordance with the relevant regulations (Postal regulations, Regulation on the transport of dangerous goods, etc.).

- Each shipment must contain a delivery voucher indicating the Philips order number and the Philips part number.

- The total number of Portal Measurement Modules shipped shall be exactly as specified on the Philips purchase order.

                                   Schedule 4

                       Diametrics/Philips Transfer Prices

1.   M3561A Portal Reader                                     ***
            (M3561-60001)

2.   M3561-68000        Exchange repair Portal

The first two rates assume the unit is part of the exchange program, whereas the third rate assumes the unit is not part of the exchange program.

-  Combined repair/recondition rate (if outside warranty):    ***
     (assumes part of exchange program, and covers reconditioning and functional repairs while outside of the standard warranty period)

-  Recondition only rate (would apply if within warranty):    ***
     (assumes part of exchange program, and covers reconditioning and functional repairs while within the standard warranty period, e.g., reconditioning is not covered by warranty)

-  Repair only rate (no recondition occurs):                  ***
     (assumes not part of exchange program)

3.   M3565A temp card                                         ***
      (DMI 467900)

4.   M3561-66403 edge connector                               ***
      (DMI 516300)

5.   M3564A DeviceSet w/DeviceCom                             ***
      (DMI 464218)

6.   M3672A edge connector                                    ***
      Cleaning kit (DMI 450000)

7.   M3561-40003 edge connector cover                         ***
      (DMI 466400)

----------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   Schedule 5

                                 Contact Persons

For Philips:
------------

Manufacturing              e-mail: guido.sarnowski@philips.com
                           telephone:+49 (07031) 463-1218
                           FAX:+49(7031)463-1660

Purchasing Dept.           e-mail: gabriele.southwood@philips.com
                           telephone:+49(07031)464-1770
                           FAX:+49 (07031)464-1881

Materials Engineering      e-mail: jochen.sponholz@philips.com
                           Telephone:+49(07031)463-1932
                           FAX:+49(7031)463-1660

Order Processing           e-mail:gabriele.southwood@philips.com
                           telephone:+49(07031)464-1770
                           FAX:+49(07031)464-1881

--------------------------------------------------------------------------------

For Diametrics:
---------------

Operations                                e-mail:dnorton@diametrics.com
Diane Norton                              telephone:  651-638-1153
                                          FAX:  651-638-1060

Purchasing Dept.                          e-mail:vjereczek@diametrics.com
Vern Jereczek                             telephone:  651-638-1162
                                          FAX:  651-638-1060

Materials Engineering/Manufacturing       e-mail:jkurkowski@diametrics.com
Jim Kurkowski                             telephone:  651-638-1112
                                          FAX:  651-638-1060

Order Processing                          e-mail: acottrell@diametrics.com
Amy Cottrell                              telephone:  651-638-1191
                                          FAX:  651-638-1060

                                   Schedule 6
                            Cosmetic Defect Guideline

                    Exchange Portal Cosmetic Defect Guideline

Purpose

This document provides guidelines for inspecting used (also called exchange) Portal Measurement Modules during the repair process. The overall purpose of this guideline is to ensure that exchange products which are shipped to customers are in a condition which will lead to consistent customer satisfaction.

Scope

This document does not cover cosmetic specifications for individual recovered parts of assemblies, nor cosmetic specifications for new whole units. This guideline only applies to the Portal Measurement Module and its related exchange parts.

Because this guide applies to refurbished product only, inspectors should be examining the product for end-user and shipping induced damage, or wear, not defects caused during manufacturing. Only cosmetic defects that could be caused by end-user or shipment can fail the product since any manufacturing-induced defects have already passed manufacturing inspection. For that reason, manufacturing-caused cosmetic defects such as blush, flash, flow marks, haze, sinks, and weld lines should not be considered as defects when examining refurbished units.

General Guidelines

Cosmetics, in this context refer to superficial, visual appearance of the product and as such do not affect the functioning of the product. Any defect that interferes with the normal operation of the product, should be considered a non-cosmetic defect. In the strictest sense, missing parts are not considered a cosmetic defect, even if they are not needed for the operation of the product (example: missing label). Note, however, that a missing part would be considered a defect, and would necessitate some form of repair or action. Also, it is very important to realize that cosmetics are largely subjective, so inspectors should apply their best judgment in all cases.

The guiding principal when applying this judgment should be that this product is not a new product and should not be considered as such. A balance needs to take place between attempting to achieve near perfect cosmetic appearances which would result in a large financial liability to the company versus the possibility of having a high customer dissatisfaction rate if we were to ship exchange product which looks shabby.

Evaluation Criteria

Cosmetic defects will be evaluated using a weighted criteria basis based on the location of the defect and the severity of the defect. Guidance is provided in Table 1.

Customer Added Labels

Any labels or marking put on a system by customers must be removed . This includes such items as inventory tags and safety stickers. All glues used to attach these labels must also be removed.

------------------------------------------------------------------------------------------------------------
    Surface
      Area
    Location                                      (a)  Type of Cosmetic Defect
                   ------------------------------------------------------------------------------------------
                                                                                   Small       Deep Scratches
                      Paint                                       Pits, Nicks     Scratches        (Very
                   Discoloration                    Heat Dis-      Gouges-      (minimally     visible- Note
                     or wear         Abrasion       coloration     (Note 2        visible)            2)
-------------------------------------------------------------------------------------------------------------
Product            Minor OK-      Minor OK-        Minor OK-     Minor OK      Minor OK       OK
Serial # Label
                   Note 1         Note 1           Note 1        Note 1        Note 1         Note 1
-------------------------------------------------------------------------------------------------------------
Logo "Portal"      Very minor;    Very minor;      Very minor;   None          Very minor;    None
(top)
                   Still          Still clearly    Still                       Still
                   clearly        read name        clearly                     clearly read
                   read name                       read name                   name
-------------------------------------------------------------------------------------------------------------
Display Screen
(glass area)       N/A            None             N/A           None          None           None
-------------------------------------------------------------------------------------------------------------
Case Top           Minor OK       Minor OK         Minor OK      None          Minor OK       None
-------------------------------------------------------------------------------------------------------------
Case Bottom        Minor OK       Minor OK         Minor OK      Minor OK      Minor OK       Minor OK
-------------------------------------------------------------------------------------------------------------

Note 1: Damage to the label that makes the reading of the serial number, product number, impossible or difficult to read are not acceptable.
Note 2: Judgment needed here. A scratch, gouge, or nick, could be deep but small in size (width and length). If this defect is small in size it may be acceptable if in a location where seldom seen).

                                   Schedule 7

                         Cosmetic Inspection Guideline

--------------------------------------------------------------------------------
Acceptance Criteria
--------------------------------------------------------------------------------
Checking Contents        Packaging / box labeling
                         Portal
                         Edge connector cleaning kit
                         Certification sheet

Checking Portal          Confirm Correct Label, Placement & Affixment for the
                         Unit
                         Ensure that there are 4 Rubber Feet and no abnormal scuffing or damage, other than normal production scuffs
                         Check for 4 torque screws on the bottom of Portal
                         Check for serial port cover and 2 torque screws
                         Check for light pipe
                         No scratches or fingerprints on screen
                         No dust between the touchscreen and display
                         No residues on portal
                         Sensor/IR probe flush or less
                         Discoloration, Flow marks, and Haze: Two per surface;
                         max dimension:0.5 mm (.02")
                         Weld Line Exceptions: Weld lines of up to 9.5mm
                         (.375") long shall be
                         allowed next to the IR Probe hole and the Light Pipe hole in the M3561-40000 Top Housing
                         Pits and Specks: Two per surface; max
                         dimension: 0.5 mm (.02)
                         Scratches: Two per surface;
                         max dimension: 0.3 mm x 0.8 mm (.01" x .03")
                         Sinks: Two per surface; max dimension: 0.8mm (.03")
                         Weld Lines per surface: Two;
                         max dimension: 3 mm (.125")
                         No visual gasket btw. Touchscreen and top housing

Checking portal box      Edge  connector  cleaning kit in Box
                         Certificate  of  Conformance
                         No crumb or dirt in the box
                         No bent connector pins
                         Confirm Correct Label, Placement & Affixment / for the BOX